EXHIBIT 10.1



                            FIRST AMENDMENT TO LEASE
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     This  First  Amendment  to Lease is entered into as of January 1, 2011, and amends that certain Net Lease dated February 26, 2001, made by and between 80 CABOT REALTY LLC, a New York limited liability company with offices at 67 Clinton Road, Garden City, New York 11503 (the "LANDLORD") and ORBIT
INTERNATIONAL CORP., a Delaware corporation having its principal place of business at 80 Cabot Court, Hauppauge, New York 11788 (the "TENANT") (the "LEASE"). Except as otherwise defined in this First Amendment to Lease, all capitalized terms used in this First Amendment to Lease have the meanings given to them in the Lease.


                                    RECITALS
                                    --------

     WHEREAS: Landlord and Tenant desire to amend the Lease in certain respects;

     NOW,  THEREFORE,  the  parties  agree  as  follows:

1.     SECTION  1.02  shall be amended so that the "FIXED EXPIRATION DATE" shall
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be  December  31,  2019.

2.     SECTION  2.01,  shall  be  amended  to  include  the  following:
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     (v)     From  January  1,  2011 through and including December 31, 2013, at the annual rate of $390,000.00, in equal monthly installments of $32,500.00, commencing on the first day of January, 2011 and on the first day of each month thereafter to and including the first day of December, 2013;

(vi) From January 1, 2014 through and including December 31, 2016, at the annual rate of $425,100.00, in equal monthly installments of $35,425.00, commencing on the first day of January, 2014, and on the first day of each month thereafter to and including the first day of December, 2016;

(vii) From January 1, 2017 through and including December 31, 2019, at the annual rate of $463,359.00, in equal installments of $38,613.25, commencing on the first day of January, 2017, and on the first day of each month thereafter to and including the first day of December, 2019.

3. ARTICLE 22 shall be amended to delete: Michael Kleinerman as notice copy party and substitute Irvin Brum, Esq., Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556-1425, in his place and stead and shall be further amended to delete Weinberg, Kaley, Gross & Pergament, L.L.P. as notice copy party and substitute Berkman, Henoch, Peterson, Peddy & Fenchel, P.C., 100 Garden City Plaza, Suite 300, Garden City, New York 11530
Attention:  Steven  J.  Peddy,  Esq.  in  his  place  and  stead.
4.     ARTICLE 40 entitled Extension of Term is deleted in its entirety.
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5.     ARTICLE  41  has  been  added  as  follows:



                                   ARTICLE 41
                                 MISCELLANEOUS
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SECTION 41.01  The Landlord agrees at its sole expense and without charge to the
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Tenant to do the following work prior to September 1, 2011, all of which, unless otherwise indicated, shall be of material, manufacture, design, capacity and finish reasonably determined by Landlord.

(i)     Repave and stripe parking lot;
(ii) Install two new drywells in parking lot in locations to be identified by Tenant prior to paving;
(iii)     Replace roof (new roof to have 15-year warranty);
(iv) Replace building boiler and related components as necessary, and all HVAC units which have not been replaced by Tenant in the last five (5) years, provided that replacement of such HVAC units by Landlord may occur after September 1, 2011 as long as replacement is completed promptly after the subject HVAC Unit no longer operates in a commercially reasonable manner; and
(v)     Install new epoxy coating on first floor of factory.

6. Landlord and Tenant mutually represent and warrant that Corporate National Realty, LLC is the only broker with whom they have dealt in connection with this First Amendment to Lease and that neither Landlord nor Tenant knows of any other broker who has claimed or may have the right to claim a commission in connection with this First Amendment to Lease. The commission of such broker shall be paid pursuant to separate agreement by Landlord. Landlord and Tenant shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreements contained in this paragraph.


7. This First Amendment to Lease and the Lease shall be read as one document to the extent possible. Whenever there is any conflict between the language of the Lease and the language of this First Amendment to Lease, if both are incapable of a reasonable construction which would not result in conflict, then the language of this First Amendment to Lease shall govern and prevail. As modified by this First Amendment to Lease, the Lease is hereby reconfirmed to be in full force and effect.



     IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment to Lease as of the day and year first above written.


LANDLORD:                                TENANT:
    80  CABOT  REALTY  LLC                  ORBIT  INTERNATIONAL  CORP.

By:  /s/  Michael  Simkins                  By:  /s/  Mitchell  Binder
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     Name:  Michael  Simkins                   Name:  Mitchell  Binder
     Title:  Manager                           Title:  CEO